EXHIBIT 99.1

Harbinger Group Inc.’s Energy Partnership with EXCO Resources Closes
Acquisition of Conventional Oil and Natural Gas Assets from Affiliate of BG Group

NEW YORK, March 5, 2013 -- Harbinger Group Inc. (NYSE: HRG) (“HGI” or the “Company”) announced today that its energy partnership (the “Partnership”) with EXCO Resources, Inc. (“EXCO”; NYSE: XCO) successfully closed on its previously announced acquisition of conventional oil and natural gas assets from an affiliate of BG Group plc.

Pursuant to the transaction, the Partnership acquired certain conventional oil and natural gas assets in the Danville, Waskom and Holly fields in East Texas and North Louisiana, including and above the Cotton Valley formation, from an affiliate of BG Group plc for $130.9 million, after customary preliminary closing adjustments. The economic effective date of the transaction was January 1, 2013. These properties represent an incremental working interest in certain properties already purchased by the Partnership from EXCO.

“This acquisition is consistent with HGI and EXCO’s intention to opportunistically add incremental cash flow to the Partnership through the acquisition of mature, conventional assets over time,” said Omar Asali, HGI’s President. “In this highly complementary transaction, we are adding assets that EXCO has a history of operating and the Partnership knows well. We look forward to continuing to build value for investors through our energy operating business.”

A definitive agreement for the Partnership to enter into this transaction with an affiliate of BG Group plc was announced on February 15, 2013. The Partnership funded this acquisition using its revolving credit agreement.  In connection with the closing, the borrowing base under the Partnership’s revolving credit agreement was increased by $70 million to an aggregate of $470 million.

The foregoing summary does not purport to be a complete description of the transaction and related agreements.  Interested parties should read HGI’s other announcements and public filings regarding this transaction and related agreements by reviewing HGI’s filings with the Securities and Exchange Commission (www.sec.gov).

About Harbinger Group Inc.

Harbinger Group Inc. (“HGI”; NYSE: HRG) is a diversified holding company. HGI’s principal operations are conducted through subsidiaries that offer life insurance and annuity products; branded consumer products such as batteries, personal care products, small household appliances, pet supplies, and home and garden pest control products; and energy assets. HGI is principally focused on acquiring controlling and other equity stakes in businesses across a diversified range of industries and growing its existing businesses. In addition to HGI’s intention to acquire controlling equity interests, HGI may also from time to time make investments in debt instruments and acquire minority equity interests in companies. Harbinger Group Inc. is headquartered in New York and traded on the New York Stock Exchange under the symbol HRG. For more information on HGI, visit: www.harbingergroupinc.com.

About EXCO Resources, Inc.

EXCO Resources, Inc. is an oil and natural gas acquisition, exploitation, development and production company headquartered in Dallas, Texas with principal operations in East Texas, North Louisiana, Appalachia and West Texas.

Forward Looking Statements

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Some of the statements contained in the Press Release and certain oral statements made by our representatives from time to time regarding the matters discussed herein are or may be forward-looking statements. Such forward-looking statements are based upon management’s current expectations that are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in or implied by such forward-looking statements. These statements and other forward-looking statements made from time-to-time by the Company and its representatives, including the expected ability of the Partnership to make distributions, are based upon certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may” or similar expressions. Factors that could cause actual results, events and developments to differ include, without limitation, the ability of the Company’s subsidiaries (including, the Partnership) to generate sufficient net income and cash flows to make upstream cash distributions, capital market conditions, that the Company may not be successful in identifying any suitable future acquisition opportunities, the risks that may affect the performance of the operating subsidiaries of the Company and those factors listed under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission. All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. The Company does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results.

Contacts

Investors:
Tara Glenn, Investor Relations
Harbinger Group Inc.
450 Park Avenue, 30th Floor
New York, NY 10022
212-906-8560
investorrelations@harbingergroupinc.com

Media:
Jamie Tully/Michael Henson
Sard Verbinnen & Co
212-687-8080

SOURCE: Harbinger Group Inc.